SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2005

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement

Credit Facilities

On May 27, 2005, Dresser, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 9”) to its Credit Agreement dated as of April 10, 2001, as amended by Amendments No. 1 through 8 thereto and as modified by the Consent dated as of June 3, 2004 (as amended and modified, the “Credit Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the lenders under the Credit Agreement. Amendment No. 9 extends to July 15, 2005, the Company’s deadline for providing its senior secured lenders with audited financial statements for the year ended December 31, 2004, and revised audited financial statements, to the extent that financial statements for the years ended 2002 or 2003 are required to be restated in connection with the preparation of the 2004 financial statements. Amendment No. 9 also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Credit Agreement prior to May 27, 2005, including any default or event of default relating in any respect to any errors contained in such financial statements.

In addition, on May 27, 2005, the Company entered into a second consent and waiver (the “Consent”) to its Senior Unsecured Term Loan Agreement, dated as of March 1, 2004, as modified by the Consent and Waiver dated as of March 18, 2005 (as modified, the “Term Loan Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the lenders named therein. The Consent extends to July 15, 2005, the Company’s deadline for providing its lenders under the Term Loan Agreement with audited financial statements for the year ended December 31, 2004 and extends to July 15, 2005, the Company’s deadline for providing these lenders with unaudited financial statements for the fiscal quarter ended March 31, 2005. The Consent also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Term Loan Agreement prior to May 27, 2005, including any default or event of default relating in any respect to any errors contained in such financial statements.

Employment Agreements

On May 25, 2005, Dresser, Inc. (the “Company”) and Patrick M. Murray, Chairman of the Board and Chief Executive Officer of the Company, entered into the Employment Agreement attached hereto as Exhibit 10.1. The Employment Agreement is effective as of December 20, 2004 and provides, among other things, for an annual base salary of $200,000 with an annual bonus potential based on the achievement of performance goals established by the Board of Directors of up to 100% of his base salary. Mr. Murray also is entitled to participate in the Company’s benefit plans, including its Supplemental Executive Retirement Plan. Mr. Murray’s salary, and the future benefits payable to him under the Supplemental Executive Retirement Plan, take into account previous payments to Mr. Murray in 2004 when he had previously retired. Should Mr. Murray’s employment with the Company be terminated without cause prior to December 31, 2006, he will be entitled to receive continued periodic payments under a prior Board of Director resolution. In the event of such termination, Mr. Murray also has agreed not to compete with the Company through the period ending December 31, 2006. Moreover, the Company has the right to require a non-compete period for up to two (2) years after termination of employment provided the Company pays additional compensation.

On May 26, 2005, the Company and John P. Ryan, President and Chief Operating Officer of the Company, entered into Amendment No. 1 to his existing Executive Employment Agreement, attached hereto as Exhibit 10.3. The Amendment provides, among other things, for a base salary increase to $400,000 per year. In addition, the Amendment brings Mr. Ryan’s Executive Employment Agreement into conformity with the termination and change in control arrangements offered to other senior executive officers of the Company.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

4.1	Amendment No. 9 to the Credit Agreement dated May 27, 2005 among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

4.2	Second Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated May 27, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the Lenders named therein.

10.1	Employment Agreement, dated May 25, 2005, between the Company and Patrick M. Murray.

10.2	Amendment No. 1 to Executive Employment Agreement, dated May 26, 2005, between the Company and John P. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005

Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 9 to the Credit Agreement dated May 27, 2005 among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein

4.2	Second Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated May 27, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the Lenders named therein.

10.1	Employment Agreement, dated May 25, 2005, between the Company and Patrick M. Murray.

10.2	Amendment No. 1 to Executive Employment Agreement, dated May 26, 2005, between the Company and John P. Ryan.

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